January 14, 2015

Cellular Dynamics International, Inc.
525 Science Drive
Madison, Wisconsin 53711
RE:    Registration Statement on Form S-8 of Cellular Dynamics International, Inc.
Ladies and Gentlemen:
We have acted as your counsel in connection with the issuance by Cellular Dynamics International, Inc., a Wisconsin corporation (the “Company”), of up to 632,560 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”) pursuant to the Cellular Dynamics International, Inc. 2013 Equity Incentive Plan (the “Plan”), as described in the Company’s prospectus relating to the Plan dated January 14, 2015 (the “Prospectus”) in connection with the Company’s Registration Statement on Form S-8, to be filed with the Securities and Exchange Commission on January 14, 2015 (the “Registration Statement”).
We have examined: (a) the Plan, the Prospectus and the Registration Statement, (b) the Company’s Articles of Incorporation and Amended and Restated Bylaws, each as amended to date, (c) certain resolutions of the Company’s Board of Directors, and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.
Based on the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares have been duly authorized and, upon issuance in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.
The foregoing opinions are limited to the laws of the State of Wisconsin as currently in effect, and no opinion is expressed with respect to such laws as subsequently amended, or any other laws, or any effect that such amended or other laws may have on the opinions expressed herein. The foregoing opinions are limited to matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. The foregoing opinions are given as of the date hereof and based solely on our understanding of facts in existence as of such date after the aforementioned examination, and we undertake no obligation to advise you of any changes in applicable laws after the date hereof or of any facts that might change the opinions expressed herein that we may become aware of after the date hereof.

January 14, 2015

We consent to the filing of this opinion as an exhibit to the Registration Statement.
Very truly yours,
/s/ GODFREY & KAHN, S.C.
GODFREY & KAHN, S.C.

12789339.1